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                                                                 Exhibit 3.11(d)

                        RENT-A-CAR COMPANY, INCORPORATED
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

      Pursuant to ss.13.1-710 of the Code of Virginia, the following Articles of Amendment are hereby adopted pursuant to the consent of the Board of Directors on January 28, 1987.

1.    Name of Corporation: Rent-A-Car Company, Incorporated

2.    Text of Amendment:   Article D of the Articles of Incorporation of
                           Rent-A-Car Company, Incorporated shall be amended to read in its entirety as follows:

                                                ARTICLE D

                                 A. Authorized Capital Stock. The Corporation's
                           total authorized capital stock shall consist of 250,000 shares of Class A voting common stock having a par value of $.l0 per share; and 250,000 shares of Class B non-voting common stock having a par value of $.l0 per share. Class A and Class B common stock are identical in all respects except as to voting rights as discussed below. The whole or any part of the capital stock may be issued from time to time for such consideration as may be fixed by the Board of Directors.

                                 B. Voting Rights. Each outstanding Class A
                           common share shall be entitled to one vote on each matter submitted to a vote. Outstanding Class B non-voting common shares shall not be entitled to vote except upon the following matters in which event each share will receive one vote:

                                 1.    Merger of the Corporation;

                                 2.    Liquidation or dissolution of the
                                       Corporation;
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                                 3.    Sale of substantially all corporate
                                       assets other than in the ordinary course of business.

3.    The date of adoption is January 28, 1987.

4. The Amendment was adopted by unanimous written consent of the Directors and Shareholders on January 28, 1987.

      The undersigned being all Directors of Rent-A-Car Company, Incorporated hereby execute in the name of the corporation these Articles of Amendment and Exhibit A attached.

                                        RENT-A-CAR COMPANY, INCORPORATED

                                        By: /s/ C. K. Wright
                                            ------------------------------------
                                            C. Kenneth Wright,
                                            Chairman of the Board

                                        By: /s/ Marc D. Hallberg
                                            ------------------------------------
                                            Marc D. Hallberg, President

                        ATTEST          By: /s/ F. Elmore Butler
                                            ------------------------------------
                                            F. Elmore Butler,
                                            Secretary


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